Exhibit 107

Calculation of Filing Fee Tables

Form S-1
(Form Type)

TREASURE GLOBAL INC.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee (3)(4)
Newly Registered Securities

Fees Previously Paid	Equity	Common Stock $0.00001 par value (2)(3)	457(o)	175,000	$4.00	$700,000	$0.0000927	$64.89
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$700,000		$64.89
	Total Fees Previously Paid							$2,811.71
	Total Fee Offsets							$64.89
	Net Fee Due							$0

(1)

The registrant previously registered securities with a proposed maximum aggregate offering price not to exceed $9,000,000 on a registration statement on Form S-1, as amended (File No. 333-264364), which was declared effective by the Securities and Exchange Commission on August 10, 2022. In accordance with Rule 462(b) under the Securities Act of 19533, as amended (the Securities Act”), an additional amount of securities having a proposed maximum aggregate offering price of $700,000 is hereby registered, which includes shares of common stock that may be issued upon exercise of a 45-day option granted to the representative of the underwriters.

(2)	Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions

(3)	Includes shares the underwriter has the option to purchase to cover over-allotments, if any and shares underlying the underwriters warrants.

(4)	Pursuant to Rule 457(p) under the Securities Act, the registration fee for this registration statement is being offset by $58.47, representing a portion of the unused portion of the registration fee ($2,811.71) previously paid by the Registrant in connection with the registration statement on Form S-1 (File No. 333-264347) filed with the SEC on April 19, 2022 (the “Prior Registration Statement”), of which $839.51 was used pursuant to the Prior Registration Statement.

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